UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2015
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 7, 2015, Cohen & Steers, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, each shareholder of record of common stock of the Company on March 13, 2015 was entitled to vote at the Annual Meeting. Each shareholder was entitled to one vote per share of common stock. A total of 42,485,523 shares of common stock (93.6% of all such shares entitled to vote at the Annual Meeting) were represented in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected the six director nominees to the board of directors of the Company to serve until the 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and (iii) approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers.  Set forth below are the final voting results with respect to each matter submitted to a vote of the shareholders.

(i)	Election of nominees for director:

	Aggregate Votes
Nominees	For	Against	Abstained	Broker Non-Votes

Martin Cohen	39,172,718	419,507	4,007	2,889,291

Robert H. Steers	39,491,494	100,731	4,007	2,889,291

Peter L. Rhein	39,482,039	108,564	5,629	2,889,291

Richard P. Simon	38,888,257	702,276	5,699	2,889,291

Edmond D. Villani	39,484,958	105,621	5,653	2,889,291

Frank T. Connor	39,490,150	100,228	5,854	2,889,291

(ii)	Ratification of appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
42,230,119	247,846	7,558	N/A

(iii)	Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
36,702,523	2,877,524	16,185	2,889,291

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 11, 2015	By:	/s/ Adam Johnson
Name: Adam Johnson Title: Senior Vice President, Associate General Counsel and Assistant Secretary